Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports first quarter fiscal 2023 results

•	Delivered continued accelerating organic NSR growth and margin expansion

•	Design backlog increased by 9% to a record high, driven by a 1.3 book-to-burn ratio and continued near-record win rate

•	Strong cash flow enabled the execution of the Company’s returns-focused capital allocation policy

•	Reiterated all financial guidance for fiscal 2023 and all long-term 2024 financial targets

DALLAS (February 6, 2023) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported first quarter fiscal 2023 results.

	First Quarter Fiscal 2023
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non-GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$3,382	--	4%	--
Net Service Revenue (NSR)[2]	--	$1,593	--	8%
Operating Income	$152	$194	(10)%	10%
Segment Operating Margin[3] (NSR)	--	14.0%	--	+40	bps
Net Income	$88	$120	(26)%	(7)%
EPS (Fully Diluted)	$0.62	$0.86	(23)%	(3)%
EBITDA[4]	--	$224	--	8%
Operating Cash Flow	$120	--	(38)%	--
Free Cash Flow[5]	--	$84	--	(49)%

First Quarter Fiscal 2023 Highlights

•	Revenue increased 4% to $3.4 billion, operating income decreased 10% to $152 million, the operating margin decreased 70 basis points to 4.5%, net income decreased 26% to $88 million and diluted earnings per share decreased 23% to $0.62.

•	Organic net service revenue[2] growth accelerated to 8% and included 9% growth in the design business, which was driven by accelerating growth in the Americas and continued strong growth in International markets.

•	The design business had a 1.3 book-to-burn ratio[6] and design backlog increased by 9%[7] to a record high, including strong growth in both the Americas and International markets.

–	The Company’s pipeline of opportunities expanded at an even faster rate than backlog and NSR, including nearly 30% growth in proposals and submitted bids, which is up from 20% growth in the prior quarter and is a strong leading indicator of continued backlog and NSR growth.

•	The segment adjusted[1] operating margin[3] increased by nearly 40 basis points to 14.0%, setting a new high for a first quarter.

o	This performance reflects strong execution and accelerated investments to deliver on a growing pipeline of opportunities.

•	Adjusted[1] EBITDA[4] of $224 million and adjusted[1] EPS of $0.86 were consistent with expectations and included strong underlying operational growth.

–	Adjusting for the lower first quarter tax rate in the prior year, adjusted EPS increased by 8% and 13% on a constant-currency basis.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Operating cash flow was $120 million and free cash flow[5] was $84 million.

•	The Company’s capital allocation policy is built on the continued intent to return substantially all available cash flow to stockholders through share repurchases and dividends.

–	The Company executed additional share repurchases in the quarter and has now repurchased approximately $1.5 billion of stock since September 2020 when share repurchases commenced, which represents more than 16% of shares outstanding.

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–	As part of its quarterly dividend program, the Company paid a quarterly cash dividend of $0.18 per share in January, which marked a 20% increase over the prior quarterly dividend and reflected the Company’s commitment to increasing its quarterly dividend by a double-digit percentage annually.

Fiscal 2023 Financial Guidance and Long-Term Fiscal 2024 Financial Targets

•	AECOM reiterated its financial guidance for fiscal 2023, which includes an expectation to deliver another year of record profitability, accelerating NSR growth, continued margin expansion and strong per share profit growth. The Company’s guidance includes expectations for:

–	Full year organic NSR[2] growth of approximately 8%.

–	An adjusted[1] operating margin of approximately 14.6%, which would be a 40 basis point increase from fiscal 2022 and includes investments to expand the Company’s competitive advantage and to capitalize on a record pipeline of opportunities.

–	Adjusted[1] EBITDA[4] of between $935 million and $975 million, an increase of 10% on a constant-currency basis at the mid-point.

–	Adjusted[1] EPS of between $3.55 and $3.75, an increase of 10% on a constant-currency basis at the mid-point; EPS guidance does not include a benefit from incremental share repurchases expected in the remainder of fiscal 2023.

•	Other assumptions incorporated into guidance:

–	An average fully diluted share count of 141 million, which reflects only shares repurchased to date.

–	An effective tax rate of between 24% and 26%.

•	The Company continues to expect free cash flow[5] of between $475 million and $675 million, reflecting a continued high conversion of earnings to cash flow.

•	The Company also reiterated its financial targets for fiscal 2024, which include an expectation to deliver adjusted[1] EPS of $4.75+ and a 15% segment adjusted operating margin, as well as long-term targets for a segment adjusted operating margin of 17% and return on invested capital[8] of 17%.

“Our Think and Act Globally strategy continues to result in consistently strong financial performance, highlighted by accelerating organic NSR growth, strong profitability and cash flow, and a record design backlog and pipeline of opportunities,” said Troy Rudd, AECOM’s chief executive officer. “Importantly, through the execution of our strategy, we are leveraging our competitive advantages to favorably transform the composition of our wins and backlog and to expand the long-term earnings power of the business. This includes our sharp focus on allocating our time and capital to winning what matters, including prioritizing pursuits and clients with the highest lifetime value potential. As a result, our backlog and pipeline growth have accelerated, our visibility for growth and continued margin expansion have never been greater, and our teams are energized by the organic growth opportunities ahead.”

“Our competitive advantage is widening as we realize a strong return on our investments in our teams and in pursuing the highest value organic growth opportunities,” said Lara Poloni, AECOM’s president. “The three secular growth drivers of growing global investments in infrastructure, sustainability and resilience, and changing supply chains and assets are accelerating opportunities in our markets. Through our technical leadership, culture of collaboration and our expanded addressable market through our program management and advisory practices, we are well positioned to outperform. Our teams are committed to our purpose of delivering a better world, which is reflected in our number one ranking in our industry on Fortune’s World’s Most Admired Company list for the third consecutive year.”

“We continued to set new records this quarter while delivering on our financial targets, including accelerating top line growth and expanded profitability, and driving further shareholder value,” said Gaurav Kapoor, AECOM’s chief financial officer. “We remain committed to our returns-focused capital allocation policy, led by investments in organic growth, share repurchases and our quarterly dividend program, which we recently increased by 20%. Our balance sheet and cash flow remain strong, which allows us to execute with certainty.”

Business Segments

Americas

Revenue in the first quarter was $2.6 billion. Net service revenue2 was $924 million and included a 6% increase in the design business.

Operating income increased by 7% over the prior year to $164 million. On an adjusted1 basis, operating income increased by 7% to $168 million. The adjusted operating margin on an NSR2 basis of 18.2% reflected a 50 basis point increase over the prior year and continues to include accelerating investments in organic growth opportunities to capitalize on a record pipeline of pursuits.

2

International

Revenue in the first quarter was $803 million. Net service revenue2 was $669 million, a 12% increase from the prior year, which included growth across all key regions.

Operating income increased by 4% over the prior year to $55 million. On an adjusted basis1, operating income increased by 4% to $55 million. The adjusted operating margin on an NSR2 basis increased by 10 basis points over the prior year to 8.3% as the Company continues to make strong progress on its goal of achieving a double-digit margin in the International segment.

Balance Sheet

As of December 31, 2022, AECOM had $1.2 billion of total cash and cash equivalents, $2.2 billion of total debt and $1.1 billion of net debt (total debt less cash and cash equivalents). Net leverage9 was 1.0x.

Tax Rate

The effective tax rate was 21.0% in the first quarter. On an adjusted basis, the effective tax rate was 23.0%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on earnings from adjusted net income.10 The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 12 p.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment.

6 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

7 On a constant-currency basis.

8 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

9 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

10 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $13.1 billion in fiscal year 2022. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

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Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; risks associated with the expected benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas construction businesses, including the risk that any contingent purchase price adjustments from those transactions could be unfavorable and result in lower aggregate cash proceeds and any future proceeds owed to us under those transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present net service revenue to exclude subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

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AECOM

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31, 2021	December 31, 2022	% Change
Revenue	$3,266,716	$3,382,355	3.5%
Cost of revenue	3,066,512	3,167,367	3.3%
Gross profit	200,204	214,988	7.4%
Equity in earnings of joint ventures	7,950	9,829	23.6%
General and administrative expenses	(36,501)	(35,612)	(2.4)%
Restructuring costs	(3,371)	(37,459)	1011.2%
Income from operations	168,282	151,746	(9.8)%
Other income	2,874	7,870	173.8%
Interest expense	(25,383)	(36,700)	44.6%
Income from continuing operations before taxes	145,773	122,916	(15.7)%
Income tax expense for continuing operations	22,556	25,765	14.2%
Income from continuing operations	123,217	97,151	(21.2)%
Loss from discontinued operations	(61,940)	(388)	(99.4)%
Net income	61,277	96,763	57.9%
Net income attributable to noncontrolling interests from continuing operations	(5,456)	(9,644)	76.8%
Net loss attributable to noncontrolling interests from discontinued operations	5,727	826	(85.6)%
Net loss (income) attributable to noncontrolling interests	271	(8,818)	(3353.9)%
Net income attributable to AECOM from continuing operations	117,761	87,507	(25.7)%
Net (loss) income attributable to AECOM from discontinued operations	(56,213)	438	(100.8)%
Net income attributable to AECOM	$61,548	$87,945	42.9%

Net income (loss) attributable to AECOM per share:
Basic continuing operations per share	$0.83	$0.63	(24.1)%
Basic discontinued operations per share	(0.40)	—	(100.0)%
Basic earnings per share	$0.43	$0.63	46.5%

Diluted continuing operations per share	$0.81	$0.62	(23.5)%
Diluted discontinued operations per share	(0.38)	0.01	(102.6)%
Diluted earnings per share	$0.43	$0.63	46.5%

Weighted average shares outstanding:
Basic	141,778	138,687	(2.2)%
Diluted	144,637	140,642	(2.8)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2022	December 31, 2022
Balance Sheet Information:
Total cash and cash equivalents	$1,172,209	$1,160,350
Accounts receivable and contract assets, net	3,723,111	3,922,228
Working capital	418,639	469,749
Total debt, excluding unamortized debt issuance costs	2,224,602	2,225,775
Total assets	11,139,315	11,405,670
Total AECOM stockholders’ equity	2,476,654	2,555,634

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AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended December 31, 2022:
Revenue	$2,579,311	$802,796	$248	$—	$3,382,355
Cost of revenue	2,416,406	750,961	—	—	3,167,367
Gross profit	162,905	51,835	248	—	214,988
Equity in earnings of joint ventures	883	3,298	5,648	—	9,829
General and administrative expenses	—	—	(2,678)	(32,934)	(35,612)
Restructuring costs	—	—	—	(37,459)	(37,459)
Income (loss) from operations	$163,788	$55,133	$3,218	$(70,393)	$151,746

Gross profit as a % of revenue	6.3%	6.5%			6.4%

Contracted backlog	$19,238,125	$3,930,046	$—	$—	$23,168,171
Awarded backlog	15,680,479	1,751,686	—	—	17,432,165
Unconsolidated JV backlog	224,259	—	—	—	224,259
Total backlog	$35,142,863	$5,681,732	$—	$—	$40,824,595

Total backlog – Design only	$14,218,518	$5,681,732	$—	$—	$19,900,250

Three Months Ended December 31, 2021:
Revenue	$2,463,477	$802,461	$778	$—	$3,266,716
Cost of revenue	2,313,529	752,983	—	—	3,066,512
Gross profit	149,948	49,478	778	—	200,204
Equity in earnings of joint ventures	3,269	3,585	1,096	—	7,950
General and administrative expenses	—	—	(2,999)	(33,502)	(36,501)
Restructuring costs	—	—	—	(3,371)	(3,371)
Income from operations	$153,217	$53,063	$(1,125)	$(36,873)	$168,282

Gross profit as a % of revenue	6.1%	6.2%	—	—	6.1%

Contracted backlog	$18,681,217	$4,104,551	$—	$—	$22,785,768
Awarded backlog	14,749,909	1,063,481	—	—	15,813,390
Unconsolidated JV backlog	201,066	—	—	—	201,066
Total backlog	$33,632,192	$5,168,032	$—	$—	$38,800,224

Total backlog – Design only	$13,345,789	$5,168,032	$—	$—	$18,513,821

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AECOM

Regulation G Information

(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended
	December 31, 2021	September 30, 2022	December 31, 2022
Americas
Revenue	$2,463.5	$2,618.9	$2,579.3
Less: Pass-through revenue	1,575.7	1,671.4	1,655.6
Net service revenue	$887.8	$947.5	$923.7

International
Revenue	$802.4	$806.8	$802.8
Less: Pass-through revenue	148.1	165.3	133.9
Net service revenue	$654.3	$641.5	$668.9

Segment Performance (excludes ACAP)
Revenue	$3,265.9	$3,425.7	$3,382.1
Less: Pass-through revenue	1,723.8	1,836.7	1,789.5
Net service revenue	$1,542.1	$1,589.0	$1,592.6

Consolidated
Revenue	$3,266.7	$3,426.1	$3,382.4
Less: Pass-through revenue	1,723.8	1,836.7	1,789.5
Net service revenue	$1,542.9	$1,589.4	$1,592.9

Reconciliation of Total Debt to Net Debt

	Balances at
	December 31, 2021	September 30, 2022	December 31, 2022
Short-term debt	$6.7	$5.0	$4.6
Current portion of long-term debt	41.4	43.6	48.4
Long-term debt, excluding unamortized debt issuance costs	2,180.9	2,176.0	2,172.8
Total debt	2,229.0	2,224.6	2,225.8
Less: Total cash and cash equivalents	1,082.4	1,172.2	1,160.4
Net debt	$1,146.6	$1,052.4	$1,065.4

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	December 31, 2021	September 30, 2022	December 31, 2022
Net cash provided by operating activities	$194.9	$315.6	$120.0
Capital expenditures, net	(32.2)	(58.2)	(36.3)
Free cash flow	$162.7	$257.4	$83.7

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AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended
	Dec 31, 2021	Sep 30, 2022	Dec 31, 2022
Reconciliation of Income from Operations to Adjusted Income from Operations
Income from operations	$168.3	$184.0	$151.7
Restructuring costs	3.4	18.5	37.5
Amortization of intangible assets	4.7	4.7	4.7
Adjusted income from operations	$176.4	$207.2	$193.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes
Income from continuing operations before taxes	$145.8	$154.4	$122.9
Restructuring costs	3.4	18.5	37.5
Amortization of intangible assets	4.7	4.7	4.7
Financing charges in interest expense	1.2	1.3	1.2
Adjusted income from continuing operations before taxes	$155.1	$178.9	$166.3

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations
Income tax expense for continuing operations	$22.6	$33.0	$25.8
Tax effect of the above adjustments*	2.3	7.2	10.2
Valuation allowances and other tax only items	(4.2)	6.9	—
Adjusted income tax expense for continuing operations	$20.7	$47.1	$36.0

* Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to Noncontrolling Interests from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations
Net income attributable to noncontrolling interests from continuing operations	$(5.4)	$(6.0)	$(9.6)
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(5.5)	$(6.1)	$(9.8)

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations
Net income attributable to AECOM from continuing operations	$117.8	$115.4	$87.5
Restructuring costs	3.4	18.5	37.5
Amortization of intangible assets	4.7	4.7	4.7
Financing charges in interest expense	1.2	1.3	1.2
Tax effect of the above adjustments*	(2.3)	(7.2)	(10.2)
Valuation allowances and other tax only items	4.2	(6.9)	—
Amortization of intangible assets included in NCI, net of tax	(0.1)	(0.1)	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$128.9	$125.7	$120.5

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended
	Dec 31, 2021	Sep 30, 2022	Dec 31, 2022
Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share
Net income attributable to AECOM from continuing operations per diluted share	$0.81	$0.82	$0.62
Per diluted share adjustments:
Restructuring costs	0.02	0.13	0.27
Amortization of intangible assets	0.03	0.03	0.03
Financing charges in interest expense	0.01	0.01	0.01
Tax effect of the above adjustments*	(0.01)	(0.05)	(0.07)
Valuation allowances and other tax only items	0.03	(0.05)	—
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.89	$0.89	$0.86
Weighted average shares outstanding – basic	141.8	139.6	138.7
Weighted average shares outstanding – diluted	144.6	141.3	140.6

* Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to EBITDA to Adjusted EBITDA and to Adjusted Income from Operations
Net income attributable to AECOM from continuing operations	$117.8	$115.4	$87.5
Income tax expense	22.6	33.0	25.8
Depreciation and amortization	41.1	44.1	43.4
Interest income(2)	(1.3)	(2.3)	(5.9)
Interest expense	25.4	33.3	36.7
Amortized bank fees included in interest expense	(1.2)	(1.2)	(1.2)
EBITDA	$204.4	$222.3	$186.3
Restructuring costs	3.4	18.6	37.5
Adjusted EBITDA	$207.8	$240.9	$223.8
Other income	(2.9)	(3.7)	(7.9)
Depreciation(1)	(35.3)	(38.3)	(37.7)
Interest income(2)	1.3	2.2	5.9
Noncontrolling interests in income of consolidated subsidiaries, net of tax	5.4	6.0	9.6
Amortization of intangible assets included in NCI, net of tax	0.1	0.1	0.2
Adjusted income from operations	$176.4	$207.2	$193.9

(1) Excludes depreciation from discontinued operations.
(2) Included in other income.

Reconciliation of Segment Income from Operations to Adjusted Income from Operations
Americas Segment:
Income from operations	$153.2	$169.5	$163.8
Amortization of intangible assets	4.3	4.4	4.4
Adjusted income from operations	$157.5	$173.9	$168.2

International Segment:
Income from operations	$53.0	$57.6	$55.1
Amortization of intangible assets	0.4	0.3	0.3
Adjusted income from operations	$53.4	$57.9	$55.4

Segment Performance (excludes ACAP):
Income from operations	$206.2	$227.1	$218.9
Amortization of intangible assets	4.7	4.7	4.7
Adjusted income from operations	$210.9	$231.8	$223.6

AECOM

Regulation G Information

FY2023 GAAP EPS Guidance based on Adjusted EPS Guidance

(all figures approximate)	Fiscal Year End 2023
GAAP EPS guidance	$3.21 to $3.47
Adjusted EPS excludes:
Amortization of intangible assets	$0.12
Amortization of deferred financing fees	$0.04
Restructuring expenses	$0.28 to $0.21
Tax effect of the above items	($0.11) to ($0.09)
Adjusted EPS guidance	$3.55 to $3.75

FY2023 GAAP Net Income Attributable to AECOM from Continuing Operations Guidance based on Adjusted EBITDA Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP net income attributable to AECOM from continuing operations guidance*	$453 to $490
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$17
Amortization of deferred financing fees	$5
Restructuring expenses	$40 to $30
Tax effect of the above items	($15) to ($13)
Adjusted net income attributable to AECOM from continuing operations	$500 to $529
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$120
Tax expense, including tax effect of above items	$163 to $174
Adjusted EBITDA guidance	$935 to $975

*Calculated based on the mid-point of AECOM’s fiscal year 2023 EPS guidance.

FY2023 GAAP Interest Expense Guidance based on Adjusted Net Interest Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP interest expense guidance	$135
Finance charges in interest expense	($5)
Interest income	($10)
Adjusted net interest expense guidance	$120

FY2023 GAAP Income Tax Expense Guidance based on Adjusted Income Tax Expense Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
GAAP income tax expense guidance	$148 to $161
Tax effect of adjusting items	$15 to $13
Adjusted income tax expense guidance	$163 to $174

Note: Variances within tables are due to rounding.

AECOM

Regulation G Information

FY2023 GAAP Operating Cash Flow Guidance based on Free Cash Flow Guidance

(in millions, all figures approximate)	Fiscal Year End 2023
Operating cash flow guidance	$575 to $775
Capital expenditures, net of proceeds from equipment disposals	($100)
Free cash flow guidance	$475 to $675

FY2023 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)	Fiscal Year End 2023
Income from operations as a % of revenue	5.6%
Pass-through revenues	7.8%
Amortization of intangible assets	0.1%
AECOM Capital income from operations	(0.1)%
Corporate net expense	1.0%
Restructuring expenses	0.2%
Segment adjusted operating income as a % of net service revenue	14.6%

Note: Variances in tables are due to rounding.

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